UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2007

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

13000 W. Silver Spring Drive

Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On June 12, 2007, Actuant Corporation (the “Company”) completed the issuance and sale of $250 million of 6 7/8% Senior Notes due 2017 (the “Senior Notes”) in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will use the net proceeds from the sale of the Senior Notes to repay a portion of the borrowings outstanding under the Company’s senior credit facility.

The Senior Notes were issued under an indenture dated June 12, 2007 (the “Indenture”) by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The Senior Notes will mature on June 15, 2017 and rank equally in right of payment with all of the Company’s existing and future unsecured senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt. The Senior Notes will be effectively subordinated to any of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt including all borrowings under the Company’s senior credit facility which are secured by a pledge of 65% of the equity securities of certain of the Company’s foreign subsidiaries. The Senior Notes will be structurally subordinated to all existing and future liabilities, including trade payables, of the Company’s subsidiaries that did not issue guarantees of the Senior Notes.

The Senior Notes will bear interest at a rate of 6.875% per annum. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2007. At any time prior to June 15, 2012, the Company will have the option to redeem all or any portion of the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as such term is defined in the Indenture). The Company will have the option to redeem the Senior Notes, in whole or in part, at any time on or after June 15, 2012, at the redemption prices of 103.438%, 102.292% and 101.146% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on June 15 of the years 2012, 2013 and 2014, respectively, and at a redemption price of 100% of the principal amount thereof on and after June 15, 2015, in each case plus accrued and unpaid interest, if any. In addition, the Company will have the option to redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of certain equity offerings at the redemption price equal to 106.875%.

Upon the occurrence of a Change of Control (as such term is defined in the Indenture) of the Company, the Company must offer to purchase all of the outstanding Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. If the Company sells certain assets and does not reinvest the net proceeds or repay senior debt in compliance with the Indenture, it must offer to purchase the Senior Notes at 100% of their principal amount, plus accrued and unpaid interest, with such proceeds.

The Indenture contains certain covenants that limit, among other things, the Company’s and its restricted subsidiaries’ ability to incur additional debt, pay dividends or make other distributions, make other restricted payments, consummate certain asset sales, engage in certain transactions with affiliates, create or enter into certain liens, enter into certain sale and leaseback transactions, create unrestricted subsidiaries and merge or consolidate with other entities. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for certain customary events of default, including failure to make payments in respect of the principal amount of the Senior Notes, failure to make payments of the interest on the Senior Notes when it becomes due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in principal amount of the then-outstanding Senior Notes to declare the principal of and accrued but unpaid interest on the Senior Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Registration Rights Agreement

The holders of the Senior Notes are entitled to the benefits of a registration rights agreement dated June 12, 2007 by and among the Company, the subsidiary guarantors named therein, and the Initial Purchasers named therein (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Senior Notes for notes having identical terms to the Senior Notes and which will evidence the same continuing indebtedness of the Company, except that the new notes will not contain terms with respect to transfer restrictions or interest rate increases, as described in the Registration Rights Agreement (the “Exchange Offer”).

The Company has agreed to file such a registration statement within 270 calendar days after the closing of the sale of the Senior Notes, use commercially reasonable efforts to cause the registration statement to be declared effective within 360 days after the closing of the sale of the Senior Notes, and use commercially reasonable efforts to consummate the Exchange Offer within 40 days after the effectiveness of the registration statement.

In the event that (i) any changes in law or the applicable interpretation of the staff of the SEC do not permit the Company to effect the Exchange Offer, (ii) for any other reason the Exchange Offer is not consummated within 400 calendar days after the closing of the sale of the Senior Notes, (iii) under certain circumstances, the Initial Purchasers shall so request or (iv) any holder of the notes (other than the Initial Purchasers) is not eligible to participate in the Exchange Offer, the Company has agreed to file with the SEC a shelf registration statement covering resales of the Senior Notes as promptly as practicable, use commercially reasonable efforts to have such shelf registration statement declared effective within 60 days of the filing thereof and use commercially reasonable efforts to keep such shelf registration statement effective until the earlier of the second anniversary of the closing of the sale of the Senior Notes and the date all

Senior Notes covered by the shelf registration statement have either been sold in the manner set forth in the shelf registration statement or become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions.

In the event that the Company fails to satisfy certain obligations as set forth in the Registration Rights Agreement (a “Registration Default”), it will be required to pay additional interest on the Senior Notes as of the date specified in the Registration Rights Agreement in the amount of .25% per annum for each 90-day period that elapses while the Registration Default is continuing, up to a maximum increase of 1.0% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 12, 2007, the Company issued a press release announcing the issuance and sale of $250 million of 6.875% Senior Notes due 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
4.1	Indenture dated June 12, 2007 by and among Actuant Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
10.1	Registration Rights Agreement dated June 12, 2007 by and among Actuant Corporation, the subsidiary guarantors named therein, and the Initial Purchasers named therein.
99.1	Press release issued by Actuant Corporation on June 12, 2007 announcing the issuance and sale of $250 million of Senior Notes due 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION

(Registrant)

Date: June 15, 2007	By: /s/ Andrew G. Lampereur

Andrew G. Lampereur

Executive Vice President and

Chief Financial Officer

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